EXHIBIT 10.18

                           EDGE PETROLEUM CORPORATION
                               1997 INCENTIVE PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

                  THIS AGREEMENT ("Agreement") is made as of the 3rd day of March, 1997 (the "Grant Date"), by and between Edge Petroleum Corporation, a Delaware corporation (the "Company"), and James D. Calaway (the "Grantee").

                  The Company has adopted the Edge Petroleum Corporation 1997 Incentive Plan (the "Plan"), a copy of which is appended to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees, directors and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

                  Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the restricted stock award provided herein in order to provide Grantee with additional remuneration for services rendered, to encourage Grantee to remain in the employ of the Company or its Subsidiaries and to increase Grantee's personal interest in the continued success and progress of the Company.

                  The Company and Grantee therefore agree as follows:

                  1. Grant of Restricted Stock. In order to encourage the Grantee's contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Grantee herein contained, the Company hereby awards to the Grantee as of March 3, 1997 (the "Date of Grant")
(a) a total of 58,470 shares of Common Stock pursuant to the Plan, upon the Date of Grant, subject to the conditions and restrictions set forth below and in the Plan ("Scheduled Stock"), and (b) a total of 58,470 shares of Common Stock, pursuant to the Plan, upon the Date of Grant, subject to the conditions and restrictions set forth below and in the Plan ("Performance Stock") (the Scheduled Stock and the Performance Stock together, the "Restricted Stock").

                  2. Restrictions. The shares of Restricted Stock granted hereunder to the Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered from the Date of Grant until the date that the Grantee obtains a vested right to the shares (and the restrictions thereon terminate) in accordance with the provisions of this Section 2 or as otherwise provided in
Section 6 below. (The period of time between the Date of Grant and the date that the Grantee obtains a vested right to shares of Restricted Stock shall be referred to herein as the "Restricted Period" as to those shares of stock.) In the event that any day on which the Grantee would otherwise obtain a vested right to additional shares of Restricted Stock is a Saturday, Sunday or holiday, the Executive shall instead obtain that vested right on the first business day immediately following such date.


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                  (a) Scheduled  Stock: The Grantee shall have a vested right to the number of shares of Scheduled Stock indicated below as of the dates set forth below:

                                          Number of Shares
                Date                        First Vested
                ----                      ----------------
           March 3, 1998                       11,694
------------------------------------- -------------------------
           March 3, 1999                       11,694
------------------------------------- -------------------------
           March 3, 2000                       11,694
------------------------------------- -------------------------
           March 3, 2001                       11,694
------------------------------------- -------------------------
           March 3, 2002                       11,694
------------------------------------- -------------------------

                  (b) Performance Stock: As of March 3, 2007, the Grantee shall have a vested right to all 58,470 shares of Performance Stock awarded hereunder. Notwithstanding the foregoing, if any calendar year starting with 1997 and ending with 2006 is an "Achieving Year," as of the next January 1, the Grantee shall have a vested right to (i) 11,694 shares of Performance Stock for that Achieving Year and (ii) 11,694 shares of Performance Stock for each consecutive "NonAchieving Year" immediately preceding the Achieving Year; provided, however, that the aggregate number of shares of Performance Stock to which the Grantee obtains a vested right shall never exceed 58,470.

         For this purpose, the following definitions shall apply:

                  "Achieving Year" means a calendar year for which the Actual Price equals or exceeds the Target Price.

                  "Target Price" means (x) for 1997, $19.94 (representing a 25% annual increase over the Initial Public Offering (IPO) price of $16.50, prorated to reflect the lapse of approximately 10 months between the IPO and December 31, 1997) and (y) for any calendar year subsequent to 1997, 125% of the greater of the Target Price for the preceding calendar year or the Actual Price for the preceding calendar year.

                  "Actual Price" means, for any calendar year, the actual average closing price per share of the Common Stock for the month of December.

                  "NonAchieving  Year" means a calendar  year from 1997  through
                   2006 that is notan Achieving Year.

                  All of the foregoing provisions of this Section 2 are subject to (A) the provisions of Section 6 below, addressing events that may result in early termination of the Restricted Period or forfeiture of the Grantee's interest in all or part of the Restricted Shares and (B) the provisions of any written employment agreement between the Grantee and the Company or a Subsidiary that applies, by its terms, to this Agreement and that is in effect at the time its provisions would become operative with respect to this Agreement.

                  3. No Code Section 83(b) Election. The Grantee shall not make an election, under Code Section 83(b), to include an amount in income in respect of Restricted Stock.

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

                  4. Sale of Restricted Stock. Grantee agrees that Grantee shall not sell the Restricted Stock and that the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

                  5. Escrow of Shares. Shares of Restricted Stock shall be, at the election of the Committee, either (a) registered in book entry form, (b) registered in the name of the Grantee and deposited with the Secretary of the Company or (c) held in nominee name for the benefit of the Grantee during the Restricted Period, in any case, if the Company requests, together with a stock power endorsed by the Grantee in blank. Any certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in the Plan and in this Agreement. Upon termination of the Restricted Periods with respect to shares of Restricted Stock, a certificate representing such shares shall be delivered upon written request to the Grantee as promptly as practicable following such termination.

                  6.       Accelerated Vesting of Restricted Stock; Forfeiture.

                or Death (except during a Window Period). If, during the Employment Period, the Company shall terminate the Grantee's employment other than for Cause, including a termination by reason of Disability (but not by reason of death), or the Grantee shall terminate employment for Good Reason or his employment shall be terminated during a Window Period by the Company for Cause, by the Grantee without any reason, or by reason of death, effective as of the Date of Termination, (1) each and every share of Restricted Stock shall immediately vest and become exercisable and any restrictions on sale or transfer (other than any such restriction arising by operation of law) shall terminate, except that previously unvested shares of the Performance Stock shall vest only if termination is by the Company without Cause or by Grantee for Good Reason or in a Window Period and either (A) termination occurs in the first year of the Employment Period in which event the unvested portion shall be 100% vested, (B) termination occurs in the second year of the Employment Period in which event 80% of the unvested portion shall be vested, (C) termination occurs in the third year of the Employment Period in which event 60% of the unvested portion shall be vested or (D) termination occurs after the third year of the Employment Period and the performance goals have been met in each of the first three years of the Employment Period in which event all unvested shares shall be vested, and (2) at the sole election of Grantee, in exchange for any or all Restricted Stock, the Company shall pay an amount in cash equal to the Highest Price Per Share.

                  If the Grantee's employment is terminated by reason of the Grantee's death during the Employment Period and other than during a Window Period in which event the provisions of Section 6(a) shall govern, effective as of the Date of Termination, (1) each and every share of Restricted Stock shall immediately vest and become exercisable and any restrictions on sale or transfer (other than any such restriction arising by operation of law) shall terminate, except that previously unvested shares of the Performance Stock shall vest only if either (A) death occurs in the first year of the Employment Period in which event the unvested portion shall be 100% vested, (B) death occurs in the second year of the Employment Period in which event 80% of the unvested portion shall be vested, (C) death occurs in the third year of

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         the Employment  Period in which event 60% of the unvested portion shall be vested or (D) death occurs after the third year of the Employment Period and the performance goals have been met in each of the first three years of the Employment Period in which event all unvested shares shall be vested, and (2) at the sole election of the Grantee's legal representative, in exchange for any or all Restricted Stock, the Company shall pay an amount in cash equal to the Highest Price Per Share.

                  (c) Cause; Other than for Disability, Good Reason or During a Window Period. If the Grantee's employment shall be terminated for Cause during the Employment Period and other than during a Window Period, in which event the provisions of Section 6(a) shall govern, all Restricted Stock awarded to the Grantee that has not previously vested in accordance with Sections 2 or 6(a) above shall be forfeited. If the Grantee terminates employment during the Employment Period, excluding a termination for any of Disability, Good Reason or without any reason during a Window Period, in which event the provisions of Section 6(a) shall govern, all Restricted Stock awarded to the Grantee that has not previously vested in accordance with Sections 2 or 6(a) above shall be forfeited.

                  Capitalized  terms  used  and not  otherwise  defined  in this
Section 6 shall have the meaning ascribed thereto in the Employment Agreement dated as of March 3, 1997 by and between the Company and the Grantee (the "Employment Agreement"). All of the foregoing provisions of this Section 6 are subject to the provisions of the Employment Agreement.

                  7. Withholding for Taxes. Grantee acknowledges and agrees that the Company may, at its option, deduct from the shares of Common Stock otherwise payable or deliverable upon expiration of the Restricted Period a number of shares of Common Stock (valued at their Fair Market Value on the date of exercise) that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Committee.

                  8. Beneficiary Designations. The Grantee shall file with the Secretary of the Company on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Company, a designation of one or more beneficiaries (each, a "Beneficiary") to whom shares otherwise due the Grantee shall be distributed in the event of the death of the Grantee while serving as a Director of the Company. The Grantee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any designated Beneficiary survives the Grantee but dies before receiving all of the Grantee's benefits hereunder, any remaining benefits due the Grantee shall be distributed to the deceased Beneficiary's estate. If there is no effective Beneficiary designation on file at the time of the Grantee's death, or if the designated Beneficiary or Beneficiaries have all predeceased such Grantee, the payment of any remaining benefits shall be made to the Grantee's estate.

                  9.  Nonalienation  of  Benefits.  Except  as  contemplated  by
Section 8 above, and other than pursuant to a qualified domestic relations order, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary or by operation of law, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Grantee or the Grantee's Beneficiary hereunder shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, other than as contemplated by Section 8 above or other than pursuant to a qualified domestic relations order, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

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

                  10. Prerequisites to Benefits. Neither the Grantee, nor any person claiming through the Grantee, shall have any right or interest in Restricted Stock awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Grantee or such other person shall have been complied with as specified herein.

                  11. Rights as a Stockholder. Subject to the limitations and restrictions contained herein, the Grantee (or Beneficiary) shall have all rights as a stockholder with respect to the shares of Restricted Stock once such shares have been registered in the Grantee's name or issued for the benefit of Grantee hereunder.

                  12. Adjustments. As provided in Section 15 of the Plan, certain adjustments may be made to the Restricted Stock upon the occurrence of events or circumstances described in Section 15 of the Plan.

                  13. Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be:

                  (a)      delivered personally to the following address:

                                   Edge Petroleum Corporation
                                   Texaco Heritage Plaza
                                   1111 Bagby, Suite 2100
                                   Houston, Texas  77002

                           or

                  (b) sent by first class mail, postage prepaid and addressed as follows:

                                   Edge Petroleum Corporation
                                   c/o Corporate Secretary
                                   Texaco Heritage Plaza
                                   1111 Bagby, Suite 2100
                                   Houston, Texas  77002

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee's address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

                  14.      Amendment.   Notwithstanding   any  other  provisions
hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 6 of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

                  (a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or
         (ii) to add to the covenants and agreements of the Company for the benefit of Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company's stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Grantee with respect to the Award evidenced hereby without

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

         the Grantee's consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

                  (b) subject to Section 6 of the Plan and any required approval of the Company's stockholders, the Award evidenced by this Agreement may be canceled by the Committee and a new Award made in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made.

                  15. Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee's employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Grantee and the Company or any Subsidiary.

                  16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

                  17.  Construction.  References  in  this  Agreement  to  "this
Agreement" and the words "herein," "hereof," "hereunder" and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the Sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  18. Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  19. Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.

                  20. Entire Agreement. Subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary, Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Option and replaces and makes null and void any prior agreements, oral or written, between Grantee and the Company regarding the Restricted Stock award.



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                  21. Grantee  Acceptance.  Grantee shall signify  acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.


                                           EDGE PETROLEUM CORPORATION


                                           By: /S/ John E. Calaway
                                                ______________________
                                           Name: JohnE. Calaway
                                                 _____________________
                                          Title: Chief Executive Officer
                                                 ______________________


                                       ACCEPTED: JamesD. Calaway
                                                ____________________

                                               /S/ James D. Calaway
                                               ---------------------
                                                   James D. Calaway

                       Exhibit B to Restricted Stock Award
                       Agreement dated as of March 3, 1997


                 EDGE PETROLEUM CORPORATION 1997 INCENTIVE PLAN

                           Designation of Beneficiary


         I, James D.Calaway (the"Grantee"), hereby declare

that upon my death _____________________________________ (the "Beneficiary") of
                                    Name
______________________________________________________________________________,
 Street Address            City             State            Zip Code

who is my _________________________________________________, shall be entitled
                                   Relationship to Grantee

to the Restricted   Stock  and  all  other  rights accorded  the Grantee by  the above-referenced grant agreement (the "Agreement").

         It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated therein, including the Beneficiary's survival of the Grantee's death. If any such condition is not satisfied, such rights shall devolve according to the Grantee's will or the laws of descent and distribution.

         It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee and filed with the Company prior to the Grantee's death.



_____________________                    /S/ James D. Calaway
Date                                     --------------------
                                         Grantee